    EXHIBIT 99.1

Oil States Announces Third Quarter 2024 Results
•Net loss of $14.3 million, or $0.23 per share, reported for the quarter, which included restructuring and other charges totaling $18.2 million ($17.0 million, after-tax, or $0.27 per share)
•Adjusted net income of $2.7 million, or $0.04 per share, excluding these restructuring and other charges (a non-GAAP measure(1))
•Consolidated revenues of $174.3 million decreased 6% sequentially, driven primarily by lower U.S. land-based activity and transitory project delays in the Gulf of Mexico
•Adjusted EBITDA (a non-GAAP measure(1)) of $21.5 million increased 1% sequentially
•Well Site Services segment name changed to the Completion and Production Services segment following the sale of its remaining drilling rigs and exit of its flowback and well testing service offering
•Generated cash flows from operations of $28.8 million
•Purchased $3 million of our common stock
•Board of Directors approved a new $50 million common stock repurchase authorization, which expires in October 2026
HOUSTON, October 30, 2024 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-Year
Consolidated results:
Revenues	$174,348	$186,383	$194,289	(6)%	(10)%
Operating income (loss)(3)	$(11,041)	$2,045	$6,190	n.m.	n.m.
Net income (loss)	$(14,349)	$1,301	$4,212	n.m.	n.m.
Adjusted net income, excluding charges and credits(1)	$2,696	$4,391	$5,515	(39)%	(51)%
Adjusted EBITDA(1)	$21,531	$21,306	$23,441	1%	(8)%

Revenues by segment(2):
Offshore Manufactured Products	$102,234	$101,556	$96,070	1%	6%
Completion and Production Services	40,099	46,421	59,831	(14)%	(33)%
Downhole Technologies	32,015	38,406	38,388	(17)%	(17)%

Revenues by destination:
Offshore and international	$113,856	$118,625	$104,750	(4)%	9%
U.S. land	60,492	67,758	89,539	(11)%	(32)%

Operating income (loss) by segment(2)(3):
Offshore Manufactured Products	$19,310	$14,357	$15,586	34%	24%
Completion and Production Services	(18,267)	(535)	3,285	n.m.	n.m.
Downhole Technologies	(3,653)	(1,141)	(1,900)	(220)%	(92)%

Adjusted Segment EBITDA(1)(2):
Offshore Manufactured Products	$23,303	$20,131	$21,708	16%	7%
Completion and Production Services	5,413	8,548	9,716	(37)%	(44)%
Downhole Technologies	1,078	3,114	2,646	(65)%	(59)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial data, backlog and other information were conformed with the revised segment presentation.
(3)Operating income (loss) included intangible and operating lease asset impairment, facility consolidation and closure, patent defense and other charges totaling: $18.2 million for the three months ended September 30, 2024; $4.4 million for the three months ended June 30, 2024; and $1.6 million for the three months ended September 30, 2023. See “Segment Data” below for additional information.

Oil States International, Inc. reported a net loss of $14.3 million, or $0.23 per share, and Adjusted EBITDA of $21.5 million for the third quarter of 2024 on revenues of $174.3 million. Reported third quarter 2024 net loss included charges of $18.2 million ($17.0 million after-tax or $0.27 per share) associated with the restructuring of certain of its U.S. land-based operations, facility closures, patent defense and personnel reductions. These results compare to revenues of $186.4 million, net income of $1.3 million, or $0.02 per share, and Adjusted EBITDA of $21.3 million reported in the second quarter of 2024, which included facility consolidation charges and other credits of $3.9 million ($3.1 million after-tax, or $0.05 per share).
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Our third quarter 2024 results were led by offshore and international project activity and associated backlog conversion, partially offset by transitory customer delays in completion and intervention projects in the Gulf of Mexico and declines in completions-related spending by our U.S. customers. While storms in the Gulf of Mexico tempered our Completion and Production Services results this quarter, our personnel remained safe and the Company’s facilities did not sustain significant damage. We expect activities to resume in the Gulf in the fourth quarter following delays caused by Hurricane Milton.
“Our Offshore Manufactured Products segment revenues were flat sequentially, totaling $102 million in the third quarter, while Adjusted Segment EBITDA rose 16% to $23 million on a favorable revenue mix. Bookings increased 11% sequentially, totaling $112 million during the quarter compared to $101 million booked in the second quarter of 2024, yielding backlog of $313 million as of September 30 and a quarterly book-to-bill ratio of 1.1x. The outlook for our offshore and international project-driven business remains strong with growing market acceptance of our new technology offerings such as the integrated riser joint used in managed pressure drilling operations.
“Given the highly cyclical nature of select U.S. service lines, we made a strategic decision to close five additional underperforming gas-focused locations within our Completion and Production Services segment and one within our Downhole Technologies segment. Strategic optimization efforts in our U.S. operations along with the exit of more commoditized business lines should enhance operating margins in future periods.”
Business Segment Results
In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment (legacy frac plugs and elastomer products) were integrated into our Downhole Technologies segment to better align with the underlying activity demand drivers and current segment management structure, as well as provide for additional operational synergies. Historical segment financial data (GAAP and non-GAAP), backlog and other information were conformed with the revised segment presentation. Additionally, following the sale of its remaining U.S. land-based drilling rigs and the exit of the flowback and well testing service offering in the third quarter of 2024, the Company’s Well Site Services segment name was changed to the Completion and Production Services segment.
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $102.2 million, operating income of $19.3 million and Adjusted Segment EBITDA of $23.3 million in the third quarter of 2024, compared to revenues of $101.6 million, operating income of $14.4 million and Adjusted Segment EBITDA of $20.1 million reported in the second quarter of 2024. Adjusted Segment EBITDA margin was 23% in the third quarter of 2024 compared to 20% in the second quarter of 2024.
The segment’s reported operating income in the third and second quarters of 2024 included costs of $0.4 million and $1.5 million, respectively, associated with the consolidation of certain locations and personnel reductions.
Backlog totaled $313 million as of September 30, 2024. Third quarter bookings increased 11%, totaling $112 million, compared to bookings of $101 million in the second quarter – yielding a quarterly book-to-bill ratio of 1.1x and a year-to-date ratio of 1.0x.

Completion and Production Services
Completion and Production Services reported revenues of $40.1 million, an operating loss of $18.3 million and Adjusted Segment EBITDA of $5.4 million in the third quarter of 2024, compared to revenues of $46.4 million, an operating loss of $0.5 million and Adjusted Segment EBITDA of $8.5 million reported in the second quarter of 2024. Adjusted Segment EBITDA margin was 13% in the third quarter of 2024, compared to 18% in the second quarter of 2024.
During the third quarter of 2024, the segment implemented restructuring actions in its U.S. land-based businesses to reduce costs and improve future operating margins, which included the exit of two service offerings and the closure of five additional underperforming facilities as well as associated reductions in its U.S. workforce. As a result of these and other strategic actions previously taken, the segment’s operating loss for the third quarter of 2024 included $12.9 million of non-cash intangible and operating lease asset impairment charges, $2.2 million of costs associated with the exit of underperforming service locations and $0.8 million of other restructuring charges. During the second quarter of 2024, the segment recorded costs of $1.9 million associated with the consolidation and exit of underperforming service locations. Additionally, during the second and third quarters of 2024, the segment recorded costs totaling $2.3 million associated with the enforcement of certain patents related to its proprietary technologies.
The segment’s U.S. land-based service offerings and facilities exited during the third quarter of 2024 collectively generated revenues of $9.3 million and operating losses of $17.1 million in the current quarter, which included intangible and operating lease asset impairment charges of $12.9 million, facility closure and other charges totaling $2.2 million as well as depreciation and amortization expense of $1.3 million. During the first nine months of 2024, service offerings and facilities exited in 2024 collectively generated revenues of $35.8 million and operating losses of $24.0 million, which included intangible and operating lease asset impairment charges of $12.9 million, facility closure and other charges totaling $4.6 million as well as depreciation and amortization expense of $4.2 million.
Downhole Technologies
Downhole Technologies reported revenues of $32.0 million, an operating loss of $3.7 million and Adjusted Segment EBITDA of $1.1 million in the third quarter of 2024, compared to revenues of $38.4 million, an operating loss of $1.1 million and Adjusted Segment EBITDA of $3.1 million in the second quarter of 2024. Adjusted Segment EBITDA margin was 3% in the third quarter of 2024, compared to 8% in the second quarter of 2024.
During the third quarter of 2024, the segment implemented actions to reduce costs and improve future operating margins, which included the exit of an underperforming location as well as reductions in its U.S. workforce. The segment’s operating loss in the third quarter of 2024 included costs of $1.2 million associated with an operating lease asset impairment, workforce reductions and a customer bankruptcy.
Corporate
Corporate operating expenses in the third quarter of 2024 totaled $8.4 million.
Interest Expense, Net
Net interest expense totaled $1.8 million in the third quarter of 2024, which included $0.3 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
During the third quarter of 2024, the Company recognized tax expense of $2.2 million on a pre-tax loss of $12.1 million, which included unfavorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses. The Company recognized a tax benefit of $0.7 million on pre-tax income of $0.6 million in the second quarter of 2024, which included favorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses.
Cash Flows
During the third quarter of 2024, cash flows provided by operations totaled $28.8 million and capital expenditures, net totaled $4.8 million. Net debt (total debt less cash and cash equivalents) was reduced by $20.5 million as a result.
The Company purchased $2.8 million of its common stock in the third quarter. As of September 30, 2024, the Company has repurchased $12.4 million of its common stock under a Board approved program. On October 24, 2024, the Company’s Board of Directors terminated the Company’s existing share repurchase program and replaced it with a new $50 million authorization which expires in October 2026.

Financial Condition
Cash on-hand totaled $46.0 million at September 30, 2024. No borrowings were outstanding under the Company’s asset-based revolving credit facility at September 30, 2024.
Conference Call Information
The call is scheduled for October 30, 2024 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Products	$100,798	$108,579	$102,636	$303,706	$295,106
Services	73,550	77,804	91,653	224,287	278,911
	174,348	186,383	194,289	527,993	574,017

Costs and expenses:
Product costs	79,167	82,503	80,188	236,807	231,524
Service costs	57,422	59,530	70,239	173,766	211,668
Cost of revenues (exclusive of depreciation and amortization expense presented below)	136,589	142,033	150,427	410,573	443,192
Selling, general and administrative expense	22,754	26,373	24,241	71,623	71,785
Depreciation and amortization expense	13,635	14,698	15,416	42,528	46,209
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	10,787	—	—	10,787	—
Impairments of operating lease assets	2,579	—	—	2,579	—
Other operating (income) expense, net	(955)	1,234	(1,985)	76	(2,503)
	185,389	184,338	188,099	548,166	558,683
Operating income (loss)	(11,041)	2,045	6,190	(20,173)	15,334

Interest expense, net	(1,824)	(2,061)	(1,928)	(5,986)	(6,378)
Other income, net	731	652	186	1,311	672
Income (loss) before income taxes	(12,134)	636	4,448	(24,848)	9,628
Income tax benefit (provision)	(2,215)	665	(236)	(1,574)	(2,700)
Net income (loss)	$(14,349)	$1,301	$4,212	$(26,422)	$6,928

Net income (loss) per share:
Basic	$(0.23)	$0.02	$0.07	$(0.42)	$0.11
Diluted	(0.23)	0.02	0.07	(0.42)	0.11

Weighted average number of common shares outstanding:
Basic	62,084	62,483	62,651	62,357	62,760
Diluted	62,084	62,704	63,060	62,357	63,135

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,984	$47,111
Accounts receivable, net	182,536	203,211
Inventories, net	221,134	202,027
Prepaid expenses and other current assets	29,257	35,648
Total current assets	478,911	487,997

Property, plant, and equipment, net	267,388	280,389
Operating lease assets, net	21,601	21,970
Goodwill, net	70,439	79,867
Other intangible assets, net	129,866	153,010
Other noncurrent assets	25,936	23,253
Total assets	$994,141	$1,046,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$634	$627
Accounts payable	55,506	67,546
Accrued liabilities	39,978	44,227
Current operating lease liabilities	7,295	6,880
Income taxes payable	2,616	1,233
Deferred revenue	34,742	36,757
Total current liabilities	140,771	157,270

Long-term debt	124,643	135,502
Long-term operating lease liabilities	19,392	18,346
Deferred income taxes	5,291	7,717
Other noncurrent liabilities	19,238	18,106
Total liabilities	309,335	336,941

Stockholders’ equity:
Common stock	786	772
Additional paid-in capital	1,135,634	1,129,240
Retained earnings	258,496	284,918
Accumulated other comprehensive loss	(66,595)	(69,984)
Treasury stock	(643,515)	(635,401)
Total stockholders’ equity	684,806	709,545
Total liabilities and stockholders’ equity	$994,141	$1,046,486

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(26,422)	$6,928
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	42,528	46,209
Impairment of goodwill	10,000	—
Impairments of intangible assets	10,787	—
Impairments of operating lease assets	2,579	—
Stock-based compensation expense	6,408	5,157
Amortization of deferred financing costs	1,168	1,344
Deferred income tax benefit	(2,798)	(66)
Gains on disposals of assets	(2,956)	(3,335)
Gains on extinguishment of 4.75% convertible senior notes	(515)	—
Other, net	83	(614)
Changes in operating assets and liabilities:
Accounts receivable	21,173	29,538
Inventories	(18,406)	(23,754)
Accounts payable and accrued liabilities	(17,554)	(17,515)
Deferred revenue	(2,015)	5,580
Other operating assets and liabilities, net	3,624	2,905
Net cash flows provided by operating activities	27,684	52,377

Cash flows from investing activities:
Capital expenditures	(23,309)	(23,370)
Proceeds from disposition of property and equipment	15,411	4,374
Other, net	(431)	(120)
Net cash flows used in investing activities	(8,329)	(19,116)

Cash flows from financing activities:
Revolving credit facility borrowings	22,678	35,693
Revolving credit facility repayments	(22,678)	(35,693)
Purchases of 4.75% convertible senior notes	(10,846)	—
Repayment of 1.50% convertible senior notes	—	(17,315)
Other debt and finance lease repayments	(481)	(340)
Payment of financing costs	(1,119)	(101)
Purchases of treasury stock	(5,149)	(3,001)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,596)	(1,948)
Net cash flows used in financing activities	(20,191)	(22,705)

Effect of exchange rate changes on cash and cash equivalents	(291)	330
Net change in cash and cash equivalents	(1,127)	10,886
Cash and cash equivalents, beginning of period	47,111	42,018
Cash and cash equivalents, end of period	$45,984	$52,904

Cash paid (received) for:
Interest	$4,206	$4,353
Income taxes, net	2,695	(34)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues(1):
Offshore Manufactured Products
Project-driven:
Products	$58,164	$59,752	$58,169	$171,053	$152,241
Services	32,754	31,024	30,391	89,011	79,867
	90,918	90,776	88,560	260,064	232,108
Military and other products	11,316	10,780	7,510	30,583	23,114
Total Offshore Manufactured Products	102,234	101,556	96,070	290,647	255,222
Completion and Production Services	40,099	46,421	59,831	133,812	191,425
Downhole Technologies	32,015	38,406	38,388	103,534	127,370
Total revenues	$174,348	$186,383	$194,289	$527,993	$574,017

Operating income (loss)(1):
Offshore Manufactured Products(2)	$19,310	$14,357	$15,586	$44,270	$32,122
Completion and Production Services(3)	(18,267)	(535)	3,285	(19,221)	14,983
Downhole Technologies(4)	(3,653)	(1,141)	(1,900)	(16,873)	(148)
Corporate	(8,431)	(10,636)	(10,781)	(28,349)	(31,623)
Total operating income (loss)	$(11,041)	$2,045	$6,190	$(20,173)	$15,334
________________
(1)In the first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial results were conformed with the revised segment presentation. Additionally, following the sale of its remaining U.S. land-based drilling rigs and the exit of the flowback and well testing service offerings in the third quarter of 2024, the Company’s Well Site Services segment name was changed to the Completion and Production Services segment.
(2)Operating income for the three months ended September 30, 2024 and June 30, 2024, and the nine months ended September 30, 2024 included facility consolidation charges of $0.4 million, $1.5 million and $3.4 million, respectively, associated with the Offshore Manufactured Products segment’s consolidation and relocation of certain manufacturing and service locations and other cost reduction measures. Operating income for the three and nine months ended September 30, 2023 included facility consolidation charges of $1.6 million associated with the Offshore/Manufactured Products segment's consolidation and relocation of certain manufacturing and service locations.
(3)Operating income (loss) for the three months ended September 30, 2024 and June 30, 2024, and the nine months ended September 30, 2024, included $15.9 million, $1.9 million and $18.5 million, respectively, in costs associated with consolidation and exit of certain underperforming locations. Additionally, during the three months ended September 30, 2024 and June 30, 2024, and the nine months ended September 30, 2024, the segment incurred $1.3 million, $1.0 million and $2.7 million, respectively, of costs associated with the defense of certain Completion and Production Services segment patents related to proprietary technologies.
(4)Operating loss for the nine months ended September 30, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the 2024 segment realignment. Additionally, during the three and nine months ended September 30, 2024, the segment incurred $0.6 million in costs associated primarily with the exit of an underperforming location.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income (loss)	$(14,349)	$1,301	$4,212	$(26,422)	$6,928
Interest expense, net	1,824	2,061	1,928	5,986	6,378
Income tax provision (benefit)	2,215	(665)	236	1,574	2,700
Depreciation and amortization expense	13,635	14,698	15,416	42,528	46,209
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	10,787	—	—	10,787	—
Impairments of operating lease assets	2,579	—	—	2,579	—
Facility consolidation/closure and other charges	4,840	4,426	1,649	11,775	1,649
Gains on extinguishment of 4.75% convertible senior notes	—	(515)	—	(515)	—
Adjusted EBITDA	$21,531	$21,306	$23,441	$58,292	$63,864
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of 4.75% convertible senior notes (“2026 Notes”). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Offshore Manufactured Products:
Operating income	$19,310	$14,357	$15,586	$44,270	$32,122
Other income (expense), net	8	(20)	68	29	314
Depreciation and amortization expense	3,631	4,247	4,405	11,571	12,555
Facility consolidation/closure and other charges	354	1,547	1,649	3,364	1,649
Adjusted Segment EBITDA	$23,303	$20,131	$21,708	$59,234	$46,640

Completion and Production Services:
Operating income (loss)	$(18,267)	$(535)	$3,285	$(19,221)	$14,983
Other income, net	723	157	118	767	358
Depreciation and amortization expense	5,749	6,047	6,313	17,875	19,023
Impairments of intangible assets	10,787	—	—	10,787	—
Impairments of operating lease assets	2,092	—	—	2,092	—
Facility consolidation/closure and other charges	4,329	2,879	—	8,254	—
Adjusted Segment EBITDA	$5,413	$8,548	$9,716	$20,554	$34,364

Downhole Technologies:
Operating loss	$(3,653)	$(1,141)	$(1,900)	$(16,873)	$(148)
Depreciation and amortization expense	4,121	4,255	4,546	12,646	14,161
Impairment of goodwill	—	—	—	10,000	—
Impairments of operating lease assets	487	—	487	487	—
Facility consolidation/closure and other charges	123	—	—	123	—
Adjusted Segment EBITDA	$1,078	$3,114	$2,646	$6,383	$14,013

Corporate:
Operating loss	$(8,431)	$(10,636)	$(10,781)	$(28,349)	$(31,623)
Other income, net	—	515	—	515	—
Depreciation and amortization expense	134	149	152	436	470
Other charges	34	—	—	34	—
Gains on extinguishment of 4.75% convertible senior notes	—	(515)	—	(515)	—
Adjusted Segment EBITDA	$(8,263)	$(10,487)	$(10,629)	$(27,879)	$(31,153)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of 2026 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income (loss)	$(14,349)	$1,301	$4,212	$(26,422)	$6,928
Impairment of goodwill	—	—	—	10,000	—
Impairments of intangible assets	10,787	—	—	10,787	—
Impairments of operating lease assets	2,579	—	—	2,579	—
Facility consolidation/closure and other charges	4,840	4,426	1,649	11,775	1,649
Gains on extinguishment of 4.75% convertible senior notes	—	(515)	—	(515)	—
Total adjustments, before taxes	18,206	3,911	1,649	34,626	1,649
Tax benefit	(1,161)	(821)	(346)	(2,990)	(346)
Total adjustments, net of taxes	17,045	3,090	1,303	31,636	1,303
Adjusted net income, excluding charges and credits	$2,696	$4,391	$5,515	$5,214	$8,231

Adjusted weighted average number of diluted common shares outstanding (E)	62,412	62,704	63,060	62,648	63,135

Adjusted diluted net income per share, excluding charges and credits (E)	$0.04	$0.07	$0.09	$0.08	$0.13
________________
(C)Adjusted net income, excluding charges and credits consists of net income (loss) plus impairments of goodwill, intangible and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of the 2026 Notes. Adjusted net income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income per share, excluding charges and credits is calculated as adjusted net income, excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(E)The calculation of diluted adjusted earnings per share for the three and nine months ended September 30, 2024 included 328 thousand shares and 292 thousand shares, respectively, issuable pursuant to outstanding performance share units.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.